Exhibit 99.1

MCEWEN MINING APPOINTS CHRIS STEWART AS PRESIDENT AND COO

TORONTO, Aug 1, 2018 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce the appointment of Chris Stewart, P.Eng., as the President and Chief Operating Officer (COO) effective September 1st, 2018. Chris replaces Xavier Ochoa who resigned as of July 13, 2018 to pursue an opportunity closer to his home and family in South America.

“McEwen Mining is in a growth phase that relies heavily on engineering and execution of projects. In addition to growing organically, we seek opportunities to expand our production and resource base. Chris is an ideal executive to lead our organic growth initiatives, as well as evaluate and execute on acquisitions” said Rob McEwen, Chairman and Chief Owner.

“I am excited to be joining McEwen Mining. They have acquired several high-quality assets in world class mining camps with tremendous exploration potential. Our focus will be on organic growth and ensuring that we maximize value from the current operations. We will also be looking for external growth opportunities that can be accretive to the business and contribute to our goal of qualifying for the S&P 500 Index” said Chris Stewart.

Chris is a senior executive with 25 years of diversified experience in the mining industry. The foundation of his extensive experience came from the 14 years he worked for Dynatec/DMC Mining, a Canadian mining contracting company. In 2007, Chris transitioned to working for mining companies, where he has held senior executive roles over the past 11 years. Most recently Chris was the President & CEO of Treasury Metals, a junior gold developer focused on its properties in Northwestern Ontario. Prior to that he was the Vice President of Operations for Kirkland Lake Gold, where he was responsible for all mining and milling activities, and played an instrumental roll in the significant turnaround of the company between 2014 and 2016. He was also Vice President of Operations for Lake Shore Gold, where he was responsible for the sinking of the Timmins West Mine shaft, obtaining early production from a new portal to access at Timmins West, and the refursbishment and commissioning of the Bell Creek Mill and Mine. Chris also worked for BHP Billiton where he was in charge of two new shafts at the Jansen Potash Project during the freeze wall design and construction phase.

Chris is a registered Professional Engineer in Ontario and holds a Bachelor of Science, Mining Engineering, from Queen’s University.

ABOUT MCEWEN MINING

McEwen’s goal is to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Gold mine in Mexico; the Black Fox mine in Timmins, Canada; the Gold Bar mine in Nevada that is currently under construction; and the large Los Azules copper project in Argentina that is advancing towards permitting.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of McEwen.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results including, but not limited to, the closing of the Offering and the use of proceeds thereof. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866)-441-0690